Exhibit 99.1

MARKWEST ENERGY PARTNERS ANNOUNCES SALE OF COMMON UNITS

DENVER—June 13, 2003—MarkWest Energy Partners, L.P. (AMEX: MWE), today announced that it has entered into a Purchase Agreement for the private placement to certain accredited investors of 300,000 MWE common units at a price of $26.23, which is equal to 87 percent of the volume-weighted average trading price of the Company’s common units as reported on Bloomberg for the 20 consecutive trading days ending June 12, 2003. The Purchase Agreement contemplates potential sales of up to 75,000 additional common units at the same price on or before June 27, 2003. The proceeds from the sale will be used to repay acquisition-related indebtedness, which will permit MarkWest Energy Partners to finance additional potential acquisitions.

THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

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MarkWest Energy Partners L.P., a master limited partnership (AMEX: MWE), completed its initial public offering in May 2002 to own and operate most of the midstream assets of MarkWest Hydrocarbon, Inc. (AMEX: MWP). MarkWest Hydrocarbon remains a 43.5 percent owner. The partnership is engaged in the gathering and processing of natural gas and the transportation, fractionation, and storage of NGL products.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our first quarter Form 10-Q, as filed with the SEC.